CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 2, 1996 on our audits of the financial statements and financial statement schedules of Gateway 2000, Inc.

Coopers & Lybrand L.L.P.

Omaha, Nebraska
July 24, 1996